Exhibit 3.1

                                 CODE OF BYLAWS

                                       OF

                                 DATAJACK, INC.

                                    ARTICLE I
                                 IDENTIFICATION

     Section 1.01. Name. The name of the corporation is DataJack, Inc.

     Section 1.02. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January in each year and end on the 31st day of December next following.

                                   ARTICLE II
                                     STOCK

     Section 2.01. Issuance of Shares. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. The judgment of the board of directors as to the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction..

     Section 2.02. Payment of Shares. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable.

     Section 2.03. Certificates Representing Shares and Uncertificated Shares. Unless otherwise provided in the articles of incorporation or a resolution of the board of directors, each holder of the shares of stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. Unless otherwise provided in the articles of incorporation, the board of directors may by resolution authorize the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series. The issuance of uncertificated shares has no effect on existing certificates for shares until surrendered to the corporation, or on the respective rights and obligations of the stockholders. Unless otherwise provided by a specific statute, the rights and obligations of stockholders are identical whether or not their shares of stock are represented by certificates.

     Section 2.04. Transfer of Stock. The corporation must register a transfer of shares if the requirements of NRS 104.8401 are satisfied.

                                   ARTICLE III
                                THE SHAREHOLDERS

     Section 3.01. Place of Meetings. Meetings of the shareholders of the corporation shall be held at any other place within or without the State of Nevada as may be designated in the notice thereof.

     Section 3.02. Annual Meetings. Unless the Shareholders have executed and delivered a written consent for such purpose, the Shareholders shall elect the directors at the annual meeting of the Shareholders, which shall be held each year at the principal office of the corporation at the hour of ten o'clock A.M. on the anniversary date of the incorporation of this corporation, if this day shall fall on a normal business day, and if not, then on the first following normal business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

     Section 3.03. Special Meetings. Special meetings of the Shareholders may be called by the President, the board of directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     Section 3.04. Notice of Meetings; Waiver. Written notice stating the place, day, and hour of the meeting and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a Shareholder in writing of notice of a Shareholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

     Section 3.05. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. The Shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. The act of a majority of the shares entitled to vote at a meeting at which a quorum is present shall be the act of the Shareholders, unless a greater number is required by applicable law.

     Section 3.06.  Proxies. A Shareholder may vote either in person or by proxy
executed   in   writing   by  the   Shareholder   or  by  his  duly   authorized
attorney-in-fact.

     Section 3.07. Action Without A Meeting. Any action that may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by the Shareholders holding at least a majority of the voting power, unless a greater proportion of voting power is required for such an action at a meeting, as the case may be.

                                   ARTICLE IV
                             THE BOARD OF DIRECTORS

     Section 4.01. Number and Qualifications. The business and affairs of the corporation shall be managed by a board of directors initially consisting of four (4) Directors. The number of Directors may be increased or decreased at any time by a resolution of the Shareholders or the Board of Directors.

     Section 4.02. Election. Members of the initial Board of Directors shall hold office until the first annual meeting of Shareholders and until their successors shall have been elected and qualified. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which [he/she] is elected and until his successor shall be elected and qualified or until his earlier resignation or removal. Notwithstanding anything herein to the contrary, any Director may be removed from office at any time by the vote or written consent of Shareholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

     Section 4.03. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

     Section 4.04. Place of Meeting. The Board of Directors, annual, regular or special, may be held either within or without the State of Nevada.

     Section 4.05. Annual Meetings. Immediately after the annual meeting of the Shareholders, the Board of Directors may meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

     Section 4.06. Other Meetings. Oilier meetings of the Board of Directors may be held upon notice by letter, facsimile, cable, or electronic mail, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

     Section 4.07. Quorum. A majority of the number of Directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

     Section 4.08. Action Without A Meeting. Any action that may be taken at a meeting of the Directors, or of a committee, may be taken without a meeting if a consent in writing, setting forth the actions taken, shall be signed by all of the Directors, or all of the members of the committee, as the case may be.

     Section 4.09. Powers. The Board of Directors may exercise all of the powers grated the board under Nevada law, the articles of incorporation or these bylaws.

                                    ARTICLE V
                                  THE OFFICERS

     Section 5.01. Officers. The officers of the corporation shall consist of a President, Secretary and Treasurer, and may also include a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or such other officers or assistant officers or agents as may be provided herein, or otherwise deemed necessary, from time to time by the Board of Directors. Officers need not be Directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the Directors. Any Officer may resign at any time upon written notice to the Secretary of the corporation.

     Section 5.02. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

     Section 5.03. The Chairman of the Board of Directors (the "Chairman"). If the Board of Directors elects a Chairman, the Chairman shall preside at all meetings of the Directors, discharge all duties incumbent upon the presiding officer, and shall perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe.

     Section 5.04. The President. The President shall have active executive management of the operations of the corporation, subject, however, to the control of the Board of Directors. He/She shall preside at all meetings of Shareholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the corporation, to vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporations, partnerships, or individuals the agent of the corporation.

     Section 5.05. The Vice President. If the Board of Directors elects a Vice President, the Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

     Section 5.06. The Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He/She shall be custodian of the records of the corporation. He/She shall attend to the giving of all notices and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

     Section 5.07. The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He/She shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation. He/She shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. He/She shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

     Section 5.08. Transfer of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the corporation, provided a majority of the full Board of Directors concurs.

                                   ARTICLE VI
                  NEGOTIABLE INSTRUMENTS. DEEDS. AND CONTRACTS

     All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation shall, unless otherwise required by law, or otherwise authorized by the Board of Directors as hereinafter set forth, be signed by the Chairman or by anyone of the following officers: President, Secretary or Treasurer. The Board of Directors may designate one or more persons, officers or employees of the corporation, who may, in the name of the corporation and in lieu of, or in addition to, those persons hereinabove named, sign such instruments; and may authorize the use of facsimile signatures of any of such persons.

                                   ARTICLE VII
                     INDEMNIFICATION OF OFFICERS. DIRECTORS,
                         EMPLOYEES AND AGENTS; INSURANCE

     Section 7.01. Indemnity for Claims Not in Name of Corporation.

          (a) The corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that [he/she] is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he/she acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation may not indemnify any such person if it is proven his act, or failure to act, constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him liable pursuant to Section 78.138 of the Nevada Revised Statutes.

          (b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the Nevada Revised Statutes or did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he/she had reasonable cause to believe that his conduct was unlawful.

     Section 7.02. Indemnity for Claims in Name of Corporation.

          (a) Subject to Subsection 7.02(b) below, the corporation must indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he/she acted in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may not indemnify any such person if it is proven his act, or failure to act, constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law, making him liable pursuant to
Section 78.138 of the Nevada Revised Statutes.

          (b) Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Section 7.03. Success on Merits. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections
7.01 and 7.02, or in defense of any claim, issue or matter therein, he/she shall be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     Section 7.04. Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the corporation as authorized in this Article.

     Section 7.05. Other Sources of Indemnity. The indemnification provided by this Article:

          (a) does not exclude any other rights to which a person seeking indemnification may be entitled under any article of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding such office; and

          (b) shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7.06. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and expenses incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the authority to indemnify him against such liability and expenses under the provisions of this Article or otherwise.

                                  ARTICLE VIII
                                   AMENDMENTS

     The power to alter, amend, or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

     I hereby certify that the foregoing Bylaws are a true and correct copy of the Bylaws of DataJack, Inc. as adopted on January 03, 2014.


                                         /s/ Peter Sperling
                                         ----------------------------------
                                         Peter Sperling, Secretary